OMB APPROVAL

OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Aspect Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 7, 2003

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Aspect Communications Corporation, to be held on May 22, 2003. Enclosed are the notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 4:00 p.m., at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131.

      Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote over the Internet, by telephone or by returning your proxy card. The proxy statement explains more about proxy voting. Please read it carefully.

      Thank you for your continued support of our company.

Sincerely,

BEATRIZ V. INFANTE
Chairman, President,
and Chief Executive Officer

ASPECT COMMUNICATIONS CORPORATION

NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

i

ASPECT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	4:00 p.m. P.S.T. on Thursday, May 22, 2003.

Place	The Annual Meeting will be held at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131.

Items of Business	(1) The election of directors;
(2) Amendment and restatement of the 1999 Equity Incentive Plan (the “Plan” or “1999 Plan”) to reserve an additional 2,500,000 shares of common stock for issuance thereunder, to permit stock awards to be granted under the Plan, and to increase the annual limit of the number of shares that may be granted subject to options under the Plan to any one employee during a single year to 1,000,000 shares in the case of a newly-hired employee and to 750,000 shares in the case of any other employee; and
(3) The ratification of the appointment of independent auditors for the 2003 fiscal year.
(4) We will also consider other business that properly comes before the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	Only shareholders of record at the close of business on March 25, 2003, are entitled to notice of and to vote at the Annual Meeting. At the record date, 53,615,205 shares of the Company’s common stock, with a par value of $.01 per share, were issued and outstanding. Also, 50,000 shares of the Company’s Series B convertible preferred stock, with a par value of $1000, were issued and outstanding. Such shares are currently convertible into 22,222,222 shares of the Company’s common stock and vote on an as-converted basis in connection with the matters proposed at the Annual Meeting.

Meeting Admission	You are entitled to attend the annual meeting only if you were an Aspect shareholder as of the close of business on March 25, 2003 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 25, 2003, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

Revocability of Proxies	Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, by delivering to the Company, at its principal office at 1320 Ridder Park Drive,

San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer), a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the reply envelope enclosed, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.

GARY A. WETSEL
Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer

San Jose, California
April 7, 2003

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Aspect Communications Corporation (“Aspect”), a California corporation, is providing these proxy materials for you in connection with Aspect’s Annual Meeting of Shareholders, which will take place on May 22, 2003 at 4:00 p.m., or at any adjournment(s) thereof. The Annual Meeting will be held at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131. The telephone number at that location is (408) 325-2200. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. Our 2002 Annual Report to shareholders, which includes our 2002 Form 10-K, is also enclosed. These proxy solicitation materials were mailed on or about April 14, 2003, to all shareholders entitled to vote at the Annual Meeting.

Shareholders may request or download a free copy of the 2002 Form 10-K from:

Aspect Communications Corporation
Attn: Investor Relations
1320 Ridder Park Drive
San Jose, CA 95131-2313
www.aspect.com

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business that will be voted on at the annual meeting are:

•	The election of directors;

•	Amendment and restatement of the 1999 Equity Incentive Plan to reserve an additional 2,500,000 shares of common stock for issuance thereunder, to permit stock awards to be granted under the Plan, and to increase the number of shares that may be granted subject to options under the Plan to any one employee during a single year, to 1,000,000 shares in the case of a newly-hired employee and to 750,000 shares in the case of any other employee; and

•	The ratification of the appointment of independent auditors for the 2003 fiscal year.

   We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the amendment and restatement of the 1999 Equity Incentive Plan and “FOR” the ratification of the appointment of independent auditors for the 2003 fiscal year.

Q:	What shares can I vote?

A:	You may vote all shares owned by you as of the close of business on March 25, 2003, the Record Date. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee such as a bank.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Aspect shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Aspect’s transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Aspect. As the shareholder of record you have the right to grant your voting proxy directly to Aspect or to vote in person at the meeting. Aspect has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were an Aspect shareholder or joint holder as of the close of business on March 25, 2003 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in a street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 25, 2003, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

The Annual Meeting will begin promptly at 4:00 p.m. P.S.T.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy card. If you hold shares beneficially in street name, you may vote by submitting vote instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet — Record holders of shares of Aspect common stock with Internet access may submit proxies from any location in the world by following the “Internet Voting” instruction on their proxy cards. Most Aspect shareholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone — Record holders of Aspect common stock who live in the United States or Canada may submit proxies by following “Telephone Voting” instructions on their proxy cards. Most Aspect sharehold-

ers who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

By Mail — Record holders of Aspect common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the reply envelope enclosed. Aspect shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the reply envelope enclosed.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. For shares held directly in your name as the record holder, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Aspect Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

Aspect Communications Corporation
Attn: Investor Relations
1320 Ridder Park Drive
San Jose, CA 95131
(408) 325-2200

If you need additional copies of this proxy statement or voting materials, you may also contact Aspect Investor Relations.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may also elect to cumulate your votes as described below under “Is cumulative voting permitted for the election of directors?”

For the other items of business, you may vote “FOR,” “AGAINST” OR “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Aspect’s nominees to the Board, “FOR” approval of the amendment and restatement of the 1999 Equity Incentive Plan, “FOR” ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:	Is cumulative voting permitted for the election of directors?

A:	In the election of directors, you may elect to cumulate your votes. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are 7 directors to be elected at the Annual Meeting, you could allocate 700 “FOR” votes (7 times 100) among as few or as many of the 7 nominees to be voted on at the Annual Meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker or nominee.

Beatriz V. Infante and Gary A. Wetsel, as proxy holders, reserve the right to cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date (or issuable on conversion of outstanding shares of Series B convertible preferred stock) is entitled to one vote.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the 7 persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Aspect proxy card and voting instruction card that you receive.

Q:	How do I obtain a separate set of voting materials?

A:	If you share an address with another shareholder and have received only one set of proxy materials (including our Annual Report to shareholder and proxy statement), or you wish to receive a separate set of proxy materials in the future, you may write or call us to request a separate copy of these materials at no cost to you. You may write to us at 1320 Ridder Park Drive, San Jose, CA 95131, Attn: Investor Relations, call us at (408) 325-2200 or go to the website www.aspect.com.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2003.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holder, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What shares are entitled to be voted?

A:	Each share of Aspect common stock issued and outstanding as of the close of business on March 25, 2003, the Record Date, is entitled to be voted on all items being voted upon at the Annual Meeting. On the Record Date, we had approximately 53,615,205 shares of common stock issued and outstanding. Additionally, the holders of Series B convertible preferred stock (“Series B preferred stock”) are entitled to vote (on an-as converted basis) on all matters subject to a stockholder vote. The outstanding shares of Series B preferred stock are currently convertible into 22,222,222 shares of the Company’s common stock.

Q:	What are the voting rights of the Series B Convertible Preferred Stockholders?

A:	The holders of Series B preferred stock are entitled to elect two (2) directors to serve on the Company’s Board of Directors. This right to elect two (2) directors may, under certain limited circumstances described in the Company’s Certificate of Determination of Rights Preferences and Privileges of Series B Convertible Preferred Stock (the “Certificate of Determination”), be reduced to the right to elect one (1) director, or eliminated altogether. For so long as the holders of Series B preferred stock are entitled to elect two directors, the Board shall consist of nine (9) directors unless the Company receives the prior written approval of the holders of a majority of the outstanding shares of Series B preferred stock. For so long as the holders of Series B preferred stock are entitled to elect one director, the Board shall consist of eight (8) directors unless the Company receives the prior written approval of the holders of a majority of the outstanding shares of Series B preferred stock.

The holders of Series B preferred stock are entitled to vote (on an as-converted basis) on all matters subject to a shareholder vote. Except as described below, or as required by law, the holders of Series B preferred stock and common stock vote together as a single class.

The holders of Series B preferred stock have veto rights with respect to certain Company actions. In summary, and as more fully described Certificate of Determination, the Company (and its subsidiaries) cannot without the affirmative vote of the holders of a majority of the outstanding shares of Series B preferred stock:

(i) alter or change the preferences, rights or powers of the Series B preferred stock,

(ii) create, authorize or issue any capital stock that ranks prior to or pari passu with the Series B preferred stock,

(iii) increase the authorized number of shares of Series B preferred stock,

(iv) create, authorize or issue any capital stock (other than shares of common stock issuable upon conversion of the Series B preferred stock or shares issuable upon exercise of any options currently outstanding or options issued pursuant to a Company stock option plan),

(v) effect a change of control, including any disposition of all or substantially all the assets of the Company, merger, consolidation or transaction resulting in a change of more than 50% of the voting power of the Company,

(vi) create or incur any indebtedness in excess of $10,000,000 in the aggregate, unless approved in the Company’s annual budget,

(vii) effect a voluntary liquidation, dissolution or winding up of the Company,

(viii) acquire any interest, enter into any joint venture or make any investment in another company or business involving an aggregate purchase price of $10,000,000 or more,

(ix) enter into or amend any agreement or arrangement with any of its officers, directors, stockholders holding at least 2% of the Company’s common stock, or with any immediate family or related entity of any such individual, except for employment arrangements and benefit programs approved by the Board,

(x) become subject to any agreement or instrument which by its terms would restrict the Company’s right to comply with the voting rights of the Series B preferred stock,

(xi) approve or implement an annual budget of the Company; or

(xii) allow the Company to change the compensation paid to, or terminate the employment of, Beatriz V. Infante, Gary E. Barnett, Gary A. Wetsel, John Viera, or the officer to be appointed for

President, Sales and Services, or any replacements of any such individuals or any persons assuming similar roles, responsibilities or functions.

Q:	What are the quorum and voting requirements for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of Aspect common stock issued and outstanding on the record date must be present in person or represented by proxy. Votes that are cast for or against a proposal, abstentions, and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have the same effect as a vote against the proposal, and broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

Q:	Who will serve as Inspector of Elections?

A:	The Inspector of Elections will be an officer of Aspect with the assistance of Georgeson Shareholder Communications Inc. (Georgeson).

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aspect or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Aspect management.

Q:	Who will bear the cost of soliciting votes for the proxy?

A:	Aspect is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson to assist us in the distribution of proxy materials to brokerage houses, banks, custodians and other institutional owners, and the solicitation of votes described above. We will pay Georgeson a fee of $11,000 plus customary costs and expenses for these services. Aspect has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Q:	What is the deadline for receipt of shareholder proposals and nominations?

A:	Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than December 16, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting. If the Company is not notified of a shareholder proposal by March 1, 2004, then the proxies held by management of the Company provide discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement. Shareholders wishing to submit proposals or nominations of persons to serve as directors should notify the Company at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer) of their desire to do so.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Directors Elected by Holders of Common Stock — Nominees

      A board of seven directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. In the event that any nominee of the Company is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

      The names of the nominees, their ages, and certain other information about them as of February 28, 2003 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Barry M. Ariko	56	Investor and Consultant; former Chairman, Chief Executive Officer and President, Extricity, Inc.	2002
Donald P. Casey	56	Consultant; former President and Chief Operating Officer, Exodus Communications, Inc.	2001
Norman A. Fogelsong	51	General Partner, Institutional Venture Partners	1985
Beatriz V. Infante	49	Chairman, President, and Chief Executive Officer	2000
Christopher B. Paisley	50	Dean’s Executive Professor of Accounting and Finance, Leavey School of Business, Santa Clara University	2000
John W. Peth	54	President and Chief Executive Officer, Business Resource Group	1992
David B. Wright	53	Chairman and Chief Executive Officer, Legato Systems, Inc.	2001

      Except as set forth below, each of the nominees has been engaged in his or her principal occupation set forth above during the past five years. There are no family relationships among the directors or executive officers of the Company.

      Mr. Ariko has been a director of the Company since January 2002. Since May 2001, he has done independent consulting on software distribution strategies and operations. From January 2000, until it was acquired by Peregrine Systems in May 2001, he served as Chairman, Chief Executive Officer and President of Extricity, Inc., a provider of software for the management of inter-company transactions and workflow. Before joining Extricity, Mr. Ariko served as Senior Vice President of America Online, Inc., which had acquired Netscape Communications Corp., where he was Executive Vice President and Chief Operating Officer with primary responsibility for the enterprise software business since August 1998. From April 1994 to August 1998, Mr. Ariko was Executive Vice President in charge of the Americas operations for Oracle Corporation and was a member of the Executive Management Committee. Mr. Ariko is a member of the Board of Directors of Autonomy Systems Ltd. and Incyte Genomics, Inc. He also serves as a director of a privately owned company.

      Mr. Casey has been a director of the Company since February 2001. He is currently a consultant on information technology strategy and operations. Prior to establishing his consulting business, Mr. Casey served as President and Chief Operating Officer of Exodus Communications, Inc. from June 2000 until April 2001. Prior to Exodus, Mr. Casey was Chief Technology Officer and President of U.S. Services of Wang Global, Inc. He joined Wang in October 1991 as a member of a turnaround management team. Prior to this,

Mr. Casey held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation.

      Mr. Fogelsong has been a director of the Company since September 1985. Since March 1989, Mr. Fogelsong has been a General Partner and Managing Director of Institutional Venture Partners, a venture capital investment firm. Between March 1980 and February 1989, Mr. Fogelsong was a venture capitalist with Mayfield Fund, a venture capital investment firm. Mr. Fogelsong is also a member of the Board of Directors of Concur Technologies, Inc., and is actively involved with several private technology companies.

      Ms. Infante has been employed by the Company since October 1998 and has served as an executive officer since that time. Ms. Infante currently holds the position of Chairman, President, and Chief Executive Officer and has been a director of the Company since May 2000. She has served as Chairman of the Company’s Board of Directors since January 2001. Ms. Infante has previously served as Co-President and Executive Vice President, Products and Services at Aspect Communications. Prior to joining the Company, Ms. Infante served as Senior Vice President, Application Server, Vice President, Open Systems Division and Vice President, Digital Products Division at Oracle Corporation, from January 1994 to October 1998. From 1992 to 1993, Ms. Infante was Director of Development at Taligent. Prior to that, she was co-founder of Momenta Corporation from 1989 to 1992, and served in various roles at Hewlett-Packard Corporation from 1977 to 1989.

      Mr. Paisley has been a director of the Company since May 2000. Mr. Paisley is currently the Dean’s Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University. Prior to joining Santa Clara University, Mr. Paisley served as the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation, from September 1985 until July 2000. Mr. Paisley is also a member of the Board of Directors of Legato Systems, Inc., Riverstone Networks, Inc., Persistence Software Inc. and Brocade Corporation.

      Mr. Peth has been a director of the Company since May 1992. Mr. Peth is currently the President and Chief Executive Officer of Business Resource Group, a provider of office workspace products and services. He has also served on the Board of Directors of Business Resource Group since June 1995. From April 1991 through March 1997, Mr. Peth served as an executive officer of TAB Products Company, an office filing and furniture systems manufacturer and distributor. He served on the Board of Directors of TAB from April 1991 through January 1997. From December 1989 to April 1991, Mr. Peth served as the Office Managing Partner, San Jose Region, for Deloitte & Touche LLP, a public accounting firm.

      Mr. Wright has been a director of the Company since February 2001. Mr. Wright joined Legato Systems, Inc. in October 2000 as Chairman and Chief Executive Officer. Mr. Wright moved to Legato following a thirteen-year career with Amdahl Corporation, where he had served as President and Chief Executive Officer since 1997. Mr. Wright joined Amdahl in 1987 as Vice President for Sales and Service in the Northeast region of the United States. Mr. Wright is a member of the Board of Directors of Inrange Technologies Corporation, VA Software Corporation and Legato Systems, Inc. as well as a privately owned company.

Directors Elected by Holders of Series B Convertible Preferred Stock

Name of Nominee	Age	Principal Occupation	Director Since

A. Barry Rand	58	Chairman and Chief Executive Officer, Equitant Limited	Appointed in 2003
Robert F. Smith	40	Managing Principal, Vista Equity Partners, LLC	Appointed in 2003

      Mr. Rand has been a director of the Company since January 2003. Mr. Rand is currently Chairman and Chief Executive Officer of Equitant Limited, a provider of Order-to-Cash management services. From 1999 to 2001, Mr. Rand was the Chairman and Chief Executive Officer of The Avis Group following a thirty-year career with Xerox Corporation where he served most recently as Executive Vice President of Worldwide Operations. Mr. Rand also serves on the Board of Directors for several Fortune 1000 companies including AT&T Wireless Services, Inc., Abbott Laboratories, and Agilent Technologies.

      Mr. Smith has been a director of the Company since January 2003. Mr. Smith is the Managing Principal Partner of Vista Equity Partners, which he founded in 2000. From 1994 to 2000, Mr. Smith was the Vice President and Co-Head of Enterprise Systems and Storage for Goldman Sachs. From 1990 to 1994, he was the Technical Supervisor in the Food Service Division at Kraft General Foods, responsible for product, equipment and process development. Mr. Smith currently also serves on the boards of Enterprise for High School Students, SourceNet Solutions, CRC Information Systems, BigMachines, Inc., CRAIG/is Ltd. and DataCore Software Corporation.

Board Meetings and Committees

      The Board of Directors held a total of ten meetings during the year ended December 31, 2002. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee of the Board of Directors (the Audit Committee) consisted, as of December 31, 2002, of Mr. Paisley (Committee Chair), Mr. Peth, and Mr. Wright and held fourteen meetings during the last fiscal year. Mr. Wright was elected to the Audit Committee in January 2002 and replaced Mr. Fogelsong. The Audit Committee has responsibility for, among other things, appointing and determining the compensation of the Company’s independent auditors, approving in advance any engagements with the Company’s independent auditors with respect to permitted non-audit services, reviewing and approving the Company’s critical accounting policies, and overseeing and evaluating the Company’s system of internal accounting and disclosure controls, including the controls and processes by which the Company prepares its periodic reports. A report of the Company’s Audit Committee is included elsewhere in this proxy statement and further describes certain matters related to and actions taken by the Committee during 2002.

      The Compensation Committee of the Board of Directors (the Compensation Committee) consisted, as of December 31, 2002, of Mr. Ariko (Committee Chair), Mr. Casey and Mr. Fogelsong and held six meetings during the last fiscal year. Mr. Ariko was elected to the Compensation Committee in January 2002 and replaced Ms. Engel. Effective April 2002, Mr. Ariko was nominated by the Board of Directors as the Committee Chair to the Compensation Committee. The Compensation Committee determines policy on executive compensation, administers the Company’s stock and option plans, and from time to time makes recommendations to the Board of Directors concerning changes to such plans. In addition to the Compensation Committee, the Company also has an Administration Committee consisting of the Chief Executive Officer, Chief Financial Officer, and Senior Vice President of Human Resources who administers stock option grants for employees who are not executive officers of the Company. A report of the Company’s Compensation Committee is included elsewhere in this proxy statement and further describes certain matters related to and actions taken by the Committee during 2002.

      The Nominating Committee of the Board of Directors (the Nominating Committee) currently consists of Mr. Fogelsong (Committee Chair), Mr. Casey and Mr. Peth. The Nominating Committee did not meet separately from the full Board of Directors during the last fiscal year. The Nominating Committee is responsible for nominating new members to be considered for the Board of Directors. Prior to the establishment of the Nominating Committee, the full Board of Directors recommended candidates to the Company’s Board. The Nominating Committee will consider nominees recommended by shareholders. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of shareholder proposals and nominations. See the above Q&A section under “What is the deadline for receipt of shareholder proposals and nominations?”

      During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he or she serves, except that Mr. Wright attended fewer than 75% of the total number of Audit Committee meetings held during 2002.

      Nonemployee directors are compensated for their service to the Company as follows:

1. They are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings.

2. Each member receives quarterly payments under the Annual Retainer Compensation Plan for the Board of Directors. This plan allows eligible nonemployee directors to elect to receive compensation in either cash or stock in the aggregate value of $24,000 per year. Each director who elects to receive compensation in stock, also receives a cash payment in the amount of $1,200 per quarter. This compensation structure was designed to induce the Company’s directors to accept payment in stock and to help offset the tax liability associated with the stock grant.

3. Nonemployee directors who are newly appointed to the Board of Directors receive options to purchase 24,000 shares of common stock upon election to the Company’s Board of Directors. All nonemployee directors are granted options to purchase 6,000 shares of common stock annually under the 1998 Directors’ Stock Option Plan as long as they meet the eligibility requirements of the plan.

      In addition, Mr. Ariko was paid certain amounts by the Company during 2002, as more fully described below in “Certain Relationships and Management Agreements,” in connection with certain consulting services he provided to the Company.

Required Vote

      The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes against any nominee and votes withheld have no legal effect under California law.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 1.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF THE 1999 EQUITY INCENTIVE PLAN

      At the Annual Meeting, the Company’s shareholders are being asked to approve the amendment and restatement of the Company’s 1999 Equity Incentive Plan (the “Plan” or the “1999 Plan”) to reserve an additional 2,500,000 shares of common stock for issuance thereunder, to permit stock awards as a type of award to be granted under the Plan, and to increase the annual limit of the number of shares that may be granted under the Plan subject to options to any one employee during a single year to 1,000,000 shares in the case of a newly-hired employee and to 750,000 shares in the case of any other employee.

Background; Proposals

      The Company’s 1999 Plan was adopted by our Board of Directors in February 1999 and by our shareholders in May 1999. In early 2001, our Board and shareholders approved an amendment to the Plan that increased the shares available for issuance thereunder by 2,450,000 shares, for an aggregate of 3,950,000 shares. In April 2003, the Board of Directors amended the 1999 Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares, for a total of 6,450,000 reserved shares, to add the ability to grant stock awards under the Plan and to increase the annual limit on the number of shares that may be granted under the Plan to any one employee during a single fiscal year of the Company. The Company seeks shareholder approval of these amendments, as well as approval of the amendment and restatement of the Plan with respect to these changes.

      Increase in Plan Shares. The Board of Directors believes that in order to attract and retain highly qualified employees, officers, directors and consultants, to provide such service providers with adequate incentive by ensuring that they have a proprietary interest in the Company, and to permit the Company to remain competitive in attracting such employees, officers, directors and consultants, it is necessary to reserve additional shares of common stock for issuance under the 1999 Plan. At the Annual Meeting of Shareholders, the shareholders are being asked to approve an amendment to the Plan which adds an additional 2,500,000 shares for issuance under the Plan. If shareholder approval is obtained, the total number of shares reserved for issuance under the Plan since its adoption will be 6,450,000 shares (subject to adjustment upon certain events involving our capital stock, such as stock splits and stock dividends, as described more fully below).

      Ability to Grant Stock Awards under the Plan. Currently, the 1999 Plan provides for the granting of stock options to eligible participants. In light of the changing pressures affecting executive compensation as a result of the recent stock market turbulence as well as increased focus of corporate governance matters generally, and because of the possibility that the Financial Accounting Standards Board may in the future change the accounting treatment of employee stock options in a way that makes options less attractive from a corporate financial statement perspective, our Board believes it appropriate for Aspect to have increased flexibility as to the types of equity compensation awards it may grant to employees and other eligible Plan participants.

      Specifically, our Board has determined that the Company would be better positioned to attract and retain qualified officers, employees, consultants and directors if we had the ability, in addition to being able to grant stock options, to grant stock awards either in the form of stock bonuses or restricted stock purchase rights to our service providers (which awards may or may not be subject to vesting). For this reason, the Board has approved an amendment to the 1999 Plan to permit the granting of such stock awards, subject to shareholder approval. The amended 1999 Plan limits the amount of shares that may be granted pursuant to stock awards to 500,000 shares. This means that during the remaining term of the Plan the Company could grant all 500,000 shares to a single service provider or could grant up to 500,000 shares to multiple service providers, unless shareholder approval of a greater number is later obtained.

      Increase in Annual Limit on Awards. The 1999 Plan currently provides that the maximum number of shares subject to options that may be granted to any employee during a single fiscal year of the Company is 500,000 shares. This limit is included in the Plan in order to permit the Company to preserve it ability to take corporate income tax deductions that may become available under applicable federal tax law with respect to stock option grants made to certain of our executive officers. The Internal Revenue Code section governing this treatment is Section 162(m) and we refer to this annual limit as the Plan’s “Section 162(m) limit.” Section 162(m) limits the amount of compensation paid to certain executive officers that may be deducted by corporations for federal income tax purposes to the extent that such compensation exceeds $1 million in any one year. The Internal Revenue Code provides for an exception to this loss-deduction rule (and so permits companies to deduct compensation in excess of $1 million) to the extent the compensation paid qualifies as “performance-based” compensation. Compensation related to stock options may qualify as “performance-based” compensation if certain conditions are met. One of the conditions is that the Plan from which such options are granted contain a limit on the number of shares that may be granted thereunder during a specified time period.

      The Board believes that it is necessary and appropriate to increase the Plan’s Section 162(m) limit from 500,000 shares per year to 750,000 shares per year and to further provide a higher limit of 1,000,000 shares applicable only to newly-hired employees. The Board believes that these increases will enable the Company to attract and retain qualified officers and that, if such amendment is not approved, the Company’s ability to compete for the services of such persons might otherwise be hindered. The Section 162(m) limits applicable to the Plan are subject to adjustment upon certain events involving our capital stock (such as stock splits and stock dividends), as described more fully below. In the event shareholder approval of this Proposal No. 2 is not obtained, the Company will not grant options to any one employee during a single fiscal year in excess of the Plan’s current 500,000 share limit.

General Plan Information

      The Board of Directors believes that, in order to attract qualified employees, officers, consultants and directors to the Company and to provide incentives to its current employees, officers, consultants and directors, it is necessary to grant awards to purchase or otherwise acquire common stock to such persons pursuant to the 1999 Plan. Accordingly, the shareholders are being asked to approve the amendments to the 1999 Plan as described above.

      The 1999 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the granting of nonstatutory stock options and stock awards to employees, officers, consultants and directors. See “United States Federal Income Tax Information” below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

      As of February 28, 2003, 3,818,000 shares had been issued upon exercise of options granted under the 1999 Plan, options to purchase 2,108,000 shares were outstanding and 1,754,500 shares remained available for future grant. The value of one share of the Company’s common stock as of February 28, 2003 was $3.60. While the value and amount of benefits to be awarded under the Plan in the future are not determinable, the following table sets forth information with respect to the stock options previously granted to the Named Executive Officers (as defined thereafter), all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the 1999 Plan as of February 28, 2003:

	Number of Shares Subject to	Weighted Average
	the Options Granted under	Exercise Price
Name	1999 Equity Incentive Plan	Per Share

Beatriz V. Infante	773,000	$15.07023
Gary E. Barnett	345,000	$6.02159
Rod Butters	445,000	$6.88584
Susanne Ö. Hereford	45,000	$4.59333
Betsy Rafael	340,000	$9.92426
Gary A. Wetsel	450,000	$3.63444
All current executive officers as a group (3 persons)(1)	1,568,000	$9.79735
All directors who are not executive officers (8 persons)	—	—
All employees and consultants (including all current officers who are not executive officers) as a group (13 persons)	1,420,000	$21.18211

(1)	Excludes 445,000, 45,000 and 340,000 shares granted to Rod Butters, Susanne Ö. Hereford and Betsy Rafael, respectively, former executive officers of the Company.

The 1999 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      The following is a summary of principal features of the 1999 Plan. This summary is not a complete description of all the provisions of the 1999 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Investor Relations at the Company’s principal offices at 1320 Ridder Park Drive, San Jose, California 95131.

Purpose

      The purposes of the 1999 Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees, officers, consultants and directors of the Company, and to promote the success of the Company’s business.

Administration

      The 1999 Plan is administered in a manner designed to comply with applicable laws affecting employee equity compensation plans. Grants under the 1999 Plan may (but need not) be made by different administrative bodies with respect to different classes of eligible Plan participants and may, to the extent permitted under applicable law and authorized by our Board, be administered by an officer of the Company.

Currently, the Compensation Committee of our Board administers the Plan with respect to our Executive Officers and the Administration Committee administers the Plan with respect to other eligible Plan participants. Further information regarding the Compensation Committee is contained in “Proposal No. 1. — Election of Directors, Board Meetings and Committees” above and further information regarding actions taken by the Compensation Committee is contained in the “Compensation Committee Report” below. Notwithstanding delegation of authority to these Committees, our Board retains the right to administer the Plan to the extent it determines it appropriate to do so. We refer to the respective bodies administering the Plan collectively as the Plan’s “Administrator.” Board members involved in administering the 1999 Plan receive no additional compensation for their services in connection with such administration. All questions of interpretation or application of the 1999 Plan are determined by the Administrator, whose decisions are final, conclusive and binding on all parties.

Eligibility and Limitations on Grants

      The 1999 Plan provides that Plan awards may be granted to employees (including officers and directors who are also employees) and consultants of and advisors to the Company (including non-employee directors). Incentive stock options may be granted only to employees. The Administrator selects the recipients of Plan awards and determines the number of shares, the exercise price, the vesting or forfeiture provisions and other applicable terms not inconsistent with the Plan provisions that apply to each award. In making such determinations, the Administrator takes into account the duties and responsibilities of the optionee, the value of his or her services to the Company, the optionee’s present and potential contribution to the success of the Company, and other relevant factors such as the market rate of compensation for such person. As of February 28, 2003, there are approximately 1,359 employees, officers,and consultants eligible to participate in the 1999 Plan.

      As described above and subject to approval of the shareholders, the 1999 Plan provides that, subject to adjustment as provided in the Plan in the case of stock splits or similar transactions, the maximum number of shares of common stock which may be granted under options to any one employee under the 1999 Plan during any fiscal year is 750,000 although options to purchase up to 1,000,000 shares may be granted to during a single fiscal year to a newly-hired employee. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an employee during any calendar year.

Terms of Options

      The terms of options granted under the 1999 Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

(a) Exercise of the Option. Generally, the optionee must earn the right to exercise the option by continuing to work for the Company throughout the vesting period applicable to the option. The Administrator determines when options vest and become exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator, and may include cash, check, in certain cases a cashless same-day sale executed through a broker, and other methods permitted by applicable law.

(b) Exercise Price. The exercise price of options granted under the 1999 Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant, as determined by the Administrator, based upon the closing price on the Nasdaq National Market on such date. Incentive stock options granted to employees owning more than 10% of the total combined voting power of all classes of the Company’s stock (such holders are referred to as “10% Shareholders”) are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant.

(c) Termination of Employment. If the optionee’s employment or consulting relationship with the Company is terminated for any reason other than death, total and permanent disability, or retirement, options under the 1999 Plan may be exercised not later than 60 or 90 days (or such other period as is determined by the Administrator), in each case as reflected in the individual option agreement, after the date of such termination to the extent the optionee was vested in the option shares on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

(d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within either six or twelve months (or such other period of time as is determined by the Administrator), in each case as reflected in the individual option agreement, after the date of termination and may be exercised only to the extent the optionee was vested in the option shares on the date of termination, but in no event may the option be exercised after its expiration date.

(e) Death. If an optionee should die while employed or retained by the Company or within 30 days after termination of the service relationship, where he or she has been continuously employed or retained by the Company since the date of grant of the option through either the date of death or the date of termination preceding death (as applicable), the option may be exercised within either six or twelve months after the date of death (or such other period of time as is determined by the Administrator), in each case as reflected in the individual option agreement, by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance. This right to exercise will be limited in the case of an option held by an optionee whose employment terminates as a result of his or her death to the extent the optionee would have been vested in the option shares had he or she continued living and working for the Company for an additional six months after the date of death and, in the case of an optionee who dies within 30 days after termination of his or her service relationship with the Company, to the extent he or she was vested in the optioned stock at the date the service relationship terminated, but in no event may any person exercise the option after its expiration date.

(f) Retirement. Options granted after Board approval of the Plan in April 2003 will provide that an optionee whose service relationship with the Company terminates as a result of his or her retirement on or after having attained the age of 62 years shall have twelve months following retirement to exercise an option as to the shares in which the optionee was vested on his or her last day of employment or other service relationship with the Company, although in any event an option must be exercised prior to its expiration date.

(g) Option Termination Date. The Administrator may grant incentive stock options and nonstatutory stock options with terms of up to ten years, although incentive stock options granted to 10% shareholders may not have a term of more than five years.

(h) Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. The Administrator may grant nonstatutory stock options that allow for limited transferability.

(i) Repricing Options. The Company is required to obtain shareholder approval prior to reducing the exercise price of any option outstanding under the Plan.

(j) Other Provisions. An option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

Stock Awards

      Shareholder approval is being sought to amend to Plan to permit the Company to grant stock awards. Stock awards may include stock bonus awards or restricted stock purchase rights. If shareholder approval is obtained, the Company will be able to grant awards of stock to eligible participants on such terms, conditions and restrictions as determined appropriate by the Plan Administrator at the time the stock award is granted.

The terms, conditions and restrictions applicable to these awards may (but need not) include, without limitation, conditions requiring the recipient to purchase the shares underlying the stock award at such price as is determined by the Administrator, restrictions on transfer, vesting provisions, forfeiture provisions and provisions permitting the Company to repurchase shares subject to the stock award.

      The amended 1999 Plan limits the amount of shares that may be granted pursuant to stock awards to 500,000 shares. This means that, during the remaining term of the Plan, the Company could grant all 500,000 shares to a single service provider or could grant up to 500,000 shares to multiple service providers, unless shareholder approval of a greater number is later obtained.

Adjustments Upon Changes in Capitalization; Liquidation or Dissolution of Company

      In the event any change, such as a stock split, reverse stock split, stock dividend, or a combination, reclassification or recapitalization, is made in the Company’s capital stock that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding award, the number of shares subject to such award, the annual limitations on grants to employees (the Section 162(m) limits) and the limit on the number of shares that may be granted subject to stock awards, as well as to the number of shares remaining available for future issuance under the 1999 Plan.

      In the event of the proposed dissolution or liquidation of the Company, each outstanding award will terminate unless otherwise provided by the Administrator.

Treatment of Awards upon Acquisition of Company

      In the event of a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation, or any other capital reorganization or transaction, in which more than 50% of the voting shares of the Company are exchanged, the Plan provides that outstanding awards will either be assumed, or new awards having equivalent terms will be substituted for such awards, by our successor corporation. In the event that our successor corporation did not agree to either assume outstanding awards or replace them with equivalent awards, then the vesting and exercisability of such awards would accelerate in full effective as of immediately prior to the transaction and the awards would terminate upon the transactions. In the event awards are terminating, the Administrator would notify Plan participants of such fact at least five days prior to such termination date.

Amendment and Termination

      The Board of Directors or its Compensation Committee may amend the Plan at any time or from time to time or may terminate it without approval of our shareholders. Shareholder approval will be obtained with respect to any Plan amendment if the applicable laws, including the listing requirements of Nasdaq or any exchange on which the Company’s stock is then trading, require shareholder approval of such amendment. The Company will seek shareholder approval for any amendment to the 1999 Plan that: (i) increases the number of shares that may be issued under the Plan, (ii) modifies the standards of eligibility for participation in the Plan to increase the classes of persons eligible to receive Plan awards, (iii) modifies the annual Section 162(m) limitations, or (iv) reduces the exercise price of outstanding options to the then current fair market value (as described more fully above).

      However, no action by our Board or the Plan Administrator may materially and adversely affect the rights a participant has with respect to any outstanding award previously granted under the Plan, unless mutually agreed to between the participant and the Company. Unless terminated earlier or unless extended to a later date by the Board, the 1999 Plan will terminate in February 2009, provided that any awards then outstanding under the Plan will remain outstanding until they expire by their terms.

United States Federal Income Tax Information

      The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1999 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law applicable to stock options that may be exercised solely with respect to vested shares and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all Plan participants to consult their own tax advisor concerning the tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises, under the Plan.

      Options granted under the 1999 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not qualify. If an option granted under the 1999 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock on the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 38.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

      All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee’s current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

Alternative Minimum Tax

      The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount that is currently $49,000 for joint returns ($45,000 after 2004), $35,750 for unmarried individual returns ($33,750 after 2004) and $24,500 in the case of married taxpayers filing separately ($22,500 after 2004). These exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

      In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

      If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year’s regular tax in excess of the alternative minimum tax for such year.

Required Vote

      The approval of the amendment and restatement of the 1999 Plan described above requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 EQUITY INCENTIVE PLAN TO RESERVE AN ADDITIONAL 2,500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER, TO PERMIT STOCK AWARDS TO BE GRANTED UNDER THE PLAN, AND TO INCREASE THE ANNUAL LIMIT OF THE NUMBER OF SHARES THAT MAY BE GRANTED SUBJECT TO OPTIONS UNDER THE PLAN TO ANY ONE EMPLOYEE DURING A SINGLE YEAR TO 1,000,000 SHARES IN THE CASE OF A NEWLY-HIRED EMPLOYEE AND TO 750,000 SHARES IN THE CASE OF ANY OTHER EMPLOYEE.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2003, and recommends that the shareholders vote for ratification of such appointment. In the event the shareholders do not ratify such appointment, the Audit Committee will reconsider its selection. KPMG LLP has audited the Company’s consolidated financial statements since 2002. One or more representatives of KPMG LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Required Vote

      The ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s common stock, as to (i) each person who is known by the Company to beneficially own 5% or more of the Company’s common stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the Company’s Named Executive Officers (as defined hereafter) and (iv) all directors and executive officers as a group. The information set forth below is as of February 28, 2003 and the percentages shown below, other than the percentages for Vista Equity Fund II, L.P., for Robert F. Smith and all directors and executive officers as a group, assume no conversion of Vista Equity Fund II, L.P.’s preferred stock.

	Shares Beneficially
5% Shareholders, Directors, Nominees for	Owned(1)
Director, Named Executive Officers, and
Directors and Executive Officers as a Group	Number		Percent

Vista Equity Fund II, L.P.(a)	22,222,222	(a)	29.3	%(a)
150 California Street, 19th Floor San Francisco, CA 94111
Merrill Lynch Investment Managers(2)	5,402,855		10.1%
World Financial Center, North Tower 250 Vesey Street New York, NY 10381
Capital Group International, Inc.(3)	4,871,330		9.1%
11100 Santa Monica Boulevard, 15th Floor Los Angeles, CA 90025
Liberty Wanger Asset Management, L.P.(4)	3,703,800		6.9%
227 West Monroe Street, Suite 3000 Chicago, IL 6060
Scepter Holdings, Inc.(5)	3,500,900		6.5%
301 Commerce Street, Suite 2975 Fort Worth, TX 76102
Barry M. Ariko(6)	6,000		*
Donald P. Casey(7)	27,699		*
Norman A. Fogelsong(8)	1,386,055		2.6%
Beatriz V. Infante(9)	631,499		1.2%
Christopher B. Paisley(10)	30,409		*
John W. Peth(11)	87,226		*
A. Barry Rand	—		—
Robert F. Smith(12)	22,222,222		29.3%
David B. Wright(13)	23,921		*
Gary E. Barnett(14)	323,102		*
Rod Butters(15)	424,992		*
Gary A. Wetsel(16)	113,750		*
Susanne Ö. Hereford(17)	16,500		*
Betsy Rafael(18)	6,000		*
All directors and executive officers as a group (12 persons)(19)	25,276,875		32.7%

*	Less than 1%

(a)	Represents common stock currently issuable upon conversion of the 50,000 shares of Series B convertible preferred stock held by Vista Equity Fund II, L.P. (“Vista”), which shares of common stock are deemed to be beneficially owned by Vista. The 50,000 shares of Series B convertible preferred stock held by Vista represent 100% of the authorized, issued and outstanding shares of Series B convertible preferred stock. If such shares were converted into common stock as of February 28, 2003, Vista would beneficially own 29% of the Company’s outstanding common stock, and the percentages shown in the table (except as disclosed in footnote 19) would be reduced accordingly.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Merrill Lynch & Co., Inc. (ML&Co.), Master Small Cap Value Trust and Merrill Lynch Investment Managers (MLIM) together have voting and dispositive power over 5,402,855 shares owned. ML&Co. is a holding company whose indirectly-owned asset management subsidiaries, including Fund Asset Management, L.P., Merrill Lynch Investment Managers, L.P. and QA Advisor L.L.C. hold common shares. The investment advisers that comprise MLIM exercise voting and investment power over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. and may therefore be deemed the beneficial owner of such securities. This information is based solely on information as of December 31, 2002, set forth in a Schedule 13G dated January 6, 2003, as filed by ML&Co. with the Securities and Exchange Commission.

(3)	Capital Group International, Inc. (Capital Group) has sole dispositive power with respect to 4,871,330 shares and sole voting power with respect to 3,500,370 shares. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares, however, Capital Group may be deemed to be the beneficial owner of such shares by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934. This information is based solely on information as of December 31, 2002, set forth in a Schedule 13G dated February 10, 2003, as filed by Capital Group with the Securities and Exchange Commission.

(4)	Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust together have voting and dispositive power over 3,703,800 shares owned. This information is based solely on information as of December 31, 2002, set forth in a Schedule 13G dated February 14, 2003, as filed by Liberty Wanger Asset Management, L.P. with the Securities and Exchange Commission.

(5)	Scepter Holdings Inc. (Scepter) has sole voting and dispositive power with respect to all 3,500,900 shares. Scepter is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Pursuant to an investment management agreement between R2 Investments, LDC and Amalgamated Gadget, L.P., an entity which Scepter is the sole general partner of, Scepter purchased common stock of the Company on behalf of R2 Investments, LDC. Because of its position as the sole general partner of Amalgamated Gadget, L.P., Scepter may be deemed to be the beneficial owner of such shares by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934. This information is based solely on information as of January 22, 2003, set forth in Amendment No. 2 to Schedule 13D dated January 23, 2003, as filed by Scepter with the Securities and Exchange Commission.

(6)	Represents shares issuable pursuant to options that are exercisable by Mr. Ariko within 60 days of February 28, 2003.

(7)	Includes 13,500 shares issuable pursuant to options that are exercisable by Mr. Casey within 60 days of February 28, 2003.

(8)	Includes 1,119,555 shares held by the Fogelsong Family Trust. Also includes 250,000 shares held of record by Institutional Venture Partners, for which Mr. Fogelsong works as a venture capitalist, as to which Mr. Fogelsong disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 16,500 shares issuable pursuant to options that are exercisable by Mr. Fogelsong within 60 days of February 28, 2003.

(9)	Includes 601,499 shares issuable pursuant to options that are exercisable by Ms. Infante within 60 days of February 28, 2003.

(10)	Includes 13,500 shares issuable pursuant to options that are exercisable by Mr. Paisley within 60 days of February 28, 2003.

(11)	Includes 10,500 shares issuable pursuant to options that are exercisable by Mr. Peth within 60 days of February 28, 2003.

(12)	The entry in this table for Mr. Smith represents common stock currently issuable upon conversion of the 50,000 shares of Series B convertible preferred stock held by Vista. Mr. Smith is the managing member of VEFIIGP, an entity which acts as the general partner for Vista and which entity may be deemed the beneficial owner of the Series B preferred shares. Mr. Smith disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The percentage shown for Robert F. Smith assumes Vista’s shares of Series B preferred stock were converted to common stock as of February 28, 2003.

(13)	Includes 13,500 shares issuable pursuant to options that are exercisable by Mr. Wright within 60 days of February 28, 2003.

(14)	Includes 234,852 shares issuable pursuant to options that are exercisable by Mr. Barnett within 60 days of February 28, 2003.

(15)	Includes 416,040 shares issuable pursuant to options that are exercisable by Mr. Butters within 60 days of February 28, 2003. Mr. Butters resigned as an employee of the Company on March 7, 2003. See description of severance arrangements related to Mr. Butters’s resignation, in “Certain Relationships and Management Agreements.”

(16)	Includes 98,750 shares issuable pursuant to options that are exercisable by Mr. Wetsel within 60 days of February 28, 2003.

(17)	Includes 15,000 shares issuable pursuant to options that are exercisable by Ms. Hereford within 60 days of February 28, 2003. Ms. Hereford resigned as an employee of the Company on October 14, 2002. See description of severance arrangements related to Ms. Hereford’s resignation, in “Certain Relationships and Management Agreements.”

(18)	Ms. Rafael resigned as an employee of the Company on March 29, 2002. See description of termination arrangements related to Ms. Rafael’s resignation, in “Certain Relationships and Management Agreements.”

(19)	Includes 1,439,641 shares issuable pursuant to options that are exercisable by all directors and executive officers within 60 days of February 28, 2003. Also includes shares beneficially owned by Vista (see footnotes (a) and (12) above). The percentage shown in the table for all directors and executive officers as a group assumes Vista’s shares of Series B preferred stock were converted to common stock as of February 28, 2003.

CERTAIN RELATIONSHIPS AND MANAGEMENT AGREEMENTS

Officer and Change of Control Agreements

      The Company has entered into various agreements with its executive officers. Pursuant to the terms of Change of Control Agreements with the Company, each of Ms. Infante, Mr. Wetsel, and Mr. Barnett are entitled to certain benefits in the event their employment is terminated without cause or is constructively terminated during the period beginning three months prior to a change of control of the Company and ending thirteen months following a change of control. Specifically, if their employment was involuntarily terminated under these circumstances, these officers would be entitled to continue to receive payment of their regular base salary plus annual target bonus and medical benefits for up to 18 months following such termination, as well as full acceleration of the vesting of their stock options or restricted stock holdings. Under the agreements, the Company would have the right to cease payment of these benefits in certain cases where the officer violated his or her obligations to refrain from soliciting employees or customers of the Company or from competing with the Company. If the benefits under these agreements are triggered, the Company will take a compensation charge with respect to the changes made to the officers’ stock options. These agreements, which were renewed and amended to generally reduce benefits in February 2003, have one-year terms which would automatically extend in certain circumstances.

Employment Agreement

      The Company has entered into an employment agreement with Ms. Infante in February 2003 to provide her with certain benefits in the event her employment is terminated without cause or is constructively terminated other than in connection with a change of control. Specifically, if her employment was involuntarily terminated under these circumstances, she would be entitled to the same benefits as provided for under the Change of Control Agreement. The Company has the right under her agreement to cease payment of benefits in the event Ms. Infante violated her non-solicit or non-compete obligations. If the benefits under this agreement are triggered, the Company will take a compensation charge with respect to the changes made to Ms. Infante’s stock options. This agreement has a one-year term which may be extended automatically in certain circumstances; however the Company’s failure to renew the agreement would constitute constructive termination triggering severance benefits.

Gary A. Wetsel

      In April 2002, Gary A. Wetsel was hired as its Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer. Mr. Wetsel’s agreement provides for a base salary of $337,500 and provides that he is eligible to receive incentive bonuses targeted at an annual equivalent of 80% of his base salary from the Aspect Incentive Plan in the event that certain corporate and individual performance objectives are achieved. Under this agreement for 2002, Mr. Wetsel was entitled to receive half of this bonus (40% of base salary) on a quarterly basis provided that the Company achieved certain milestones and the second half of this bonus (also 40% of base salary) at the end of 2002 based upon Mr. Wetsel’s achievement of certain individual objectives. Mr. Wetsel was paid $135,000 in February 2003 based upon his achievement of his individual objectives. Because the corporate objectives specified in his compensation arrangements were not achieved, Mr. Wetsel was not paid the portion of his incentive bonus that related to quarterly corporate objectives.

Termination Agreement

Betsy Rafael

      The Company has entered into a resignation agreement with Betsy Rafael, who resigned her position as Executive Vice President, Chief Financial Officer and Chief Administrative Officer, effective March 29, 2002. Pursuant to the terms of the agreement, the Company paid Ms. Rafael a bonus in the amount of $187,500 on her resignation date.

Severance Agreements

Susanne Ö. Hereford

      The Company has entered into a severance agreement with Susanne Ö. Hereford, who resigned her position as Vice President, General Counsel, and Secretary, effective October 14, 2002. Ms. Hereford continued to provide advisory services to the Company through January 3, 2003. In exchange for such services and other agreed conditions, the Company continued Ms. Hereford’s base pay and benefits through January 3, 2003. In addition, Ms. Hereford’s severance agreement provided for a severance payment of $59,846, paid in full by January 3, 2003.

Rod Butters

      The Company has entered into a severance agreement with Rod Butters who resigned his position as Group President, World Wide Market Development, Marketing and Alliances effective March 7, 2003. Mr. Butters will continue to provide advisory services to the Company through February 20, 2004. In exchange for such services and other agreed upon conditions, the Company will continue to pay Mr. Butters’s base salary and benefits for a period of nine months. In addition, effective on the resignation date, he received the equivalent of one year of accelerated stock option vesting on all outstanding options and an extended period of time, until February 20, 2004, to exercise all fully vested options as of the termination date. The Company will take a compensation charge in the first quarter of 2003 with respect to the changes made to Mr. Butters’s stock options.

Consulting Agreements

      The Company entered into a consulting agreement with board member Barry M. Ariko effective November 29, 2001 prior to his being elected to the Board of Directors. Pursuant to the terms of the agreement, Mr. Ariko provided advisory services to the Company during 2002. Although the agreement specified a minimum of $30,000 to be paid to Mr. Ariko for advisory services, the Company paid Mr. Ariko only $2,375 in December 2001, $10,750 during 2002, and $2,500 in February 2003. This consulting agreement has terminated and no further amounts will be paid thereunder.

EXECUTIVE COMPENSATION

      The following table presents compensation paid by the Company for services rendered during fiscal years ended December 31, 2002, 2001 and 2000 for (i) the Company’s Chief Executive Officer (CEO), (ii) the three most highly compensated executive officers (other than the CEO) serving at the end of the last fiscal year whose salary plus bonus exceeded $100,000 in fiscal 2002 and (iii) two former executive officers who would have been included in the category described in subsection (ii) had they still been executive officers of the Company at the end of fiscal 2002 (the group of six individuals collectively referred to hereinafter as the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards
					All Other
		Annual Compensation		Securities	Compensation
				Underlying
Name and Principal Position	Year	Salary	Bonus	Options	(1)	(2)

Beatriz V. Infante(3)	2002	$405,000	—	224,000	—	—
Chairman, President, and	2001	$450,483	—	—	$5,100	—
Chief Executive Officer	2000	$440,342	$174,688	400,000	$5,100	—
Gary E. Barnett(4)	2002	$337,500	$1,000	95,000	—	—
Executive Vice President, Products,	2001	$342,050	—	125,000	—	—
and Chief Technology Officer	2000	$270,942	$81,310	145,000	—	—
Rod Butters(5)	2002	$337,500	—	95,000	—	—
Former Group President, World	2001	$342,050	—	200,000	$3,498	—
Wide Market Development,	2000	$281,455	$88,827	165,000	$5,100	—
Sales, and Services
Susanne Ö. Hereford(6)	2002	$216,093	—	45,000	—	$59,846
Former Vice President,	2001	$108,338	—	100,000	—	—
General Counsel, and Secretary	2000	—	—	—	—	—
Betsy Rafael(7)	2002	$97,284	$187,500	15,000	$495	—
Former Executive Vice President,	2001	$367,915	—	125,000	$606	—
Chief Financial Officer, and	2000	$27,821	$13,285	200,000	—	—
Chief Administrative Officer
Gary A. Wetsel(8)	2002	$251,827	$135,000	350,000	—	—
Executive Vice President, Finance,	2001	—	—	—	—	—
Chief Financial Officer, and	2000	—	—	—	—	—
Chief Administrative Officer

(1)	The amounts in this column consist of matching contributions made by the Company to individual 401(k) savings accounts, plus executive expense reimbursement for personal tax preparation, financial and estate planning, and physical examinations.

(2)	The amounts in this column are paid pursuant to severance agreement.

(3)	Ms. Infante joined the Company on October 5, 1998. Ms. Infante was elected Chief Executive Officer effective April 2000 and Chairman effective January 2001.

(4)	Mr. Barnett joined the Company on October 21, 1996. Mr. Barnett became an executive officer on April 6, 2000.

(5)	Mr. Butters joined the Company on December 2, 1998. Mr. Butters became an executive officer on April 6, 2000. Mr. Butters resigned as an employee of the Company on March 7, 2003. See description of severance arrangements relating to Mr. Butters’s resignation, including amounts to be paid in 2003 and 2004, in “Certain Relationships and Management Agreements.”

(6)	Ms. Hereford joined the Company on June 27, 2001. Ms. Hereford resigned as an employee of the Company on October 14, 2002. See description of severance arrangements related to Ms. Hereford’s resignation, including amounts to be paid in 2003, in “Certain Relationships and Management Agreements.”

(7)	Ms. Rafael joined the Company on December 4, 2000. Ms. Rafael resigned as an employee of the Company on March 29, 2002.

(8)	Mr. Wetsel joined the Company and became an executive officer on April 1, 2002.

Option Grants in 2002

      The Company’s 1999 Equity Incentive Plan and 1996 Employee Stock Option Plan provide for the grant of options to executive officers of the Company. Options granted to Named Executive Officers under the 1999 Equity Incentive Plan were incentive stock options to the extent allowable under Section 422 of the Internal Revenue Code and were otherwise nonstatutory stock options, while all options granted under the 1996 Employee Stock Option Plan were nonstatutory stock options. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant. Such options typically expire ten years from the date of grant. The following table presents stock option grants made during 2002 to the Named Executive Officers.

	Individual Grants
						Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates
	Securities		Options	Exercise		of Stock Appreciation for
	Underlying		Granted to	or Base		Option Term(3)
	Options		Employees in	Price Per	Expiration
Name	Granted(1)		Fiscal Year(2)	Share	Date	5%	10%

Beatriz. V. Infante	24,000	(4)	3.6%	$4.20	01/03/2012	$63,393	$160,649
	200,000			$4.79	04/24/2012	$602,481	$1,526,805
Gary E. Barnett	15,000	(4)	1.5%	$4.20	01/03/2012	$39,620	$100,406
	80,000			$4.79	04/24/2012	$240,992	$610,722
Rod Butters	15,000	(4)	1.5%	$4.20	01/03/2012	$39,620	$100,406
	80,000			$4.79	04/24/2012	$240,992	$610,722
Susanne Ö. Hereford	15,000	(4)	0.7%	$4.20	01/03/2012	$39,620	$100,406
	30,000			$4.79	04/24/2012	$90,372	$229,021
Betsy Rafael	15,000	(4)	0.2%	$4.20	01/03/2012	$39,620	$100,406
Gary A. Wetsel	335,000		5.6%	$3.83	04/01/2012	$806,903	$2,044,851
	15,000	(4)		$3.83	04/01/2012	$36,130	$91,561

(1)	Except as otherwise footnoted, options become exercisable at the rate of 25% on the first anniversary of the grant date, and 2.0833% each month thereafter, so that if the officer remains with the Company throughout the vesting period, he or she will be fully vested in the award on the fourth anniversary.

(2)	The Company granted options representing 6,299,832 shares to employees and nonemployee directors in 2002.

(3)	The 5% and the 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price.

(4)	Options become 100% exercisable on the first anniversary of the grant date.

Aggregated Option Exercises in 2002 and

December 31, 2002 Option Values

      No stock options were exercised during 2002 by the Named Executive Officers. The following table presents only the number of shares underlying unexercised options at December 31, 2002. All options held at December 31, 2002 by the Named Executive Officers have exercise prices in excess of the closing sale price of the Company’s common stock as reported on the Nasdaq National Market on December 31, 2002, $2.84 per share.

	Number of Securities
	Underlying Unexercised
	Options at
	December 31, 2002

Name	Exercisable	Unexercisable

Beatriz V. Infante	487,395	386,605
Gary E. Barnett	174,438	242,813
Rod Butters	198,958	326,042
Susanne Ö. Hereford	37,500	107,500
Betsy Rafael	—	—
Gary A. Wetsel	—	350,000

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of December 31, 2002 with respect to outstanding awards and shares remaining available for issuance under the Company’s existing equity compensation plans. Information is included in the table as to common stock that may be issued pursuant to the Company’s equity compensation plans.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights(a)	and Rights(b)	Column (a))(c)

Equity compensation plans approved by Aspect shareholders(1)	2,560,257	$11.12099	5,984,753 (2)
Equity compensation plans not approved by Aspect shareholders(3)	10,413,597	$5.94363	1,421,023

Totals	12,973,854		7,405,776

(1)	Includes the following equity compensation plans:

•	The 1999 Equity Incentive Plan (but excluding the additional shares for which shareholder approval is sought under Proposal No. 2 above);

•	The 1998 Director’s Stock Option Plan;

•	The 1990 Employee Stock Purchase Plan (a plan intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended);

•	The 1989 Director’s Plan (this plan expired by its terms in 1999; there will be no further grants or awards under this plan);

•	The 1989 Employee Stock Option Plan (this plan expired by its terms in 1999; there will be no further grants or awards under this plan);

•	The 1995 10 Year Service Stock Incentive Plan; and

•	The Annual Retainer Compensation Plan.

(2)	Includes 3,353,017 and 124,796 shares of common stock reserved and available for issuance as of December 31, 2002 under the 1990 Employee Stock Purchase Plan and the Annual Retainer Compensation Plan, respectively. On January 2, 2003, the Company issued 8,793 shares of common stock to directors pursuant to the Annual Retainer Compensation Plan. On February 14, 2003, the Company issued 417,438 shares of common stock to employees pursuant to the 1990 Employee Stock Purchase Plan. Includes 6,440 shares available under the 1995 10 Year Service Stock Incentive Plan.

(3)	Includes the following equity compensation plans:

•	The 1996 Employee Stock Option Plan; and

•	The Newborn Stock Gift Plan.

Excludes 505 shares of common stock subject to options outstanding under the 1997 Commerce Soft, Inc. Stock Plan with a weighted average exercise price equal to $1.24000, 10,721 shares of common stock subject to options outstanding under the 1997 PakNetX Corporation Stock Plan with a weighted average exercise price equal to $1.97800, 1,897 shares of common stock subject to options outstanding under the 1992 VoiceTek Corporation Equity Incentive Plan with a weighted average exercise price equal to $9.49139 and 10,457 shares of common stock subject to options outstanding under the 1996 VoiceTek Corporation Stock Option Plan with a weighted average exercise price equal to $8.49800. The Company assumed options outstanding under each of these plans in connection with its acquisition of each of the respective companies referenced in the plan titles. The Company does not intend to grant options or other awards in the future under these plans.

Material Features of Plans Not Approved by Shareholders

1996 Employee Stock Option Plan

      The Company’s 1996 Employee Stock Option Plan was adopted by our Board of Directors in December 1996 and has been amended a number of times since then. It provides for grants to employees, officers, directors and consultants of the Company, or of certain subsidiaries or other affiliates of the Company, of nonstatutory stock options, although a majority of the shares issued under the Plan during its term must be granted to participants who are not executive officers or directors. A total of 13,150,000 shares of common stock have been reserved for issuance under the 1996 Employee Stock Option Plan and 1,413,753 shares remain available for grant, as reflected in the table above.

      Nonstatutory options do not qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended. The 1996 Employee Stock Option Plan is administered by the Board of Directors or a Committee of the Board. The plan administrator determines the terms of options granted under the plan, including the number of shares subject to an option, the exercise price, the term and exercisability of options and any vesting or other restrictions that apply to awards. The 1996 Employee Stock Option Plan requires that options issued under the plan have a per share exercise price equal to the fair market value of our common stock on the grant date of the option. The plan allows for payment of the exercise price with cash, check, promissory note, or other shares of our common stock, through a brokered cashless exercise program, or with any other form of consideration permitted by the administrator and allowable under applicable law.

      Options issued under the 1996 Stock Option Plan generally vest over a four-year period and expire ten years from the date of grant.

      The 1996 Employee Stock Option Plan provides for automatic adjustment of shares remaining available for issuance under the plan, as well as adjustment of the exercise price and number of shares subject to outstanding awards, in the event of any stock split, stock dividend or similar change in our capital structure. In the event the Company were to be acquired by another company or another third-party acquiror, the plan provides that outstanding awards may either be assumed by our acquiror or that our acquiror may substitute equivalent awards for options outstanding under the plan, but that if our acquiror did not agree to assume or substitute equivalent awards for outstanding options, then the plan administrator would accelerate the vesting and exercisability of outstanding options and such options would thereafter terminate on or prior to the closing of the transaction. Unless either terminated earlier or extended to a later date, the 1996 Stock Plan will terminate in December 2006.

Newborn Stock Gift Plan

      The Newborn Stock Gift Plan was adopted by out Board of Directors in August 1988. It allows for a one-time gift of 10 shares of the Company’s common stock to each child born to or adopted by a regular full-time employee during the employee’s tenure at Aspect.

COMPENSATION COMMITTEE REPORT

      The Company’s compensation for executive officers is determined by the Compensation Committee. The Compensation Committee is composed of three non-employee directors. See “Proposal No. 1 — Election of Directors, Board Meetings and Committees” above for further information about the Compensation Committee and its members. The Compensation Committee from time to time employs independent consultants on executive compensation matters to assist them in determining appropriate compensation levels for the Company’s executive officers. The Compensation Committee met on six occasions during 2002 to review annual executive officer compensation and certain Company-wide compensation policies and practices, to evaluate the effectiveness of the Company’s compensation program, and to evaluate current and proposed Company and officer performance.

      The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long- and short-term business objectives and performance. In the high technology marketplace where the Company competes for executive talent, it is imperative that its compensation practices enable the Company to attract, retain and motivate qualified executives able to contribute to the long-term business success of the Company. The following specific strategies are used to guide the Company’s executive compensation decisions:

•	Pay for Performance. The primary objective of the Company’s compensation policies are to reward executives for superior performance. An executive’s failure to achieve superior performance, on the other hand, may result in lowered overall compensation, including little or no variable or incentive compensation.

•	Alignment with Shareholder Interests. Executive compensation is designed to align management’s interests with shareholders’ interests by encouraging stock ownership among the management team and by linking compensation with the Company’s financial performance.

•	Compensation Commensurate with Skill Level. Compensation levels are determined after taking into account the level of skill, knowledge, effort and responsibility necessary to fulfill the requirements of a particular position, as well as the individual executive’s actual achievement levels in fulfilling such requirements.

•	Competitive Compensation. The Company regularly compares its compensation programs to those of other companies of comparable size within similar industries to place target pay substantially at market.

      The Compensation Committee meets with the CEO and the Senior Vice President, Human Resources, to consider potential long-term executive compensation and to propose specific compensation plans for the next fiscal year. The Compensation Committee evaluates current executive compensation from market surveys supplied by independent human resource consultants, and evaluates the performance of individual executives. The Compensation Committee also independently reviews the individual performance of the CEO based upon market and company-specific data.

      During 2002, the Company’s executive compensation program included these key elements:

•	Base Salary. The Company established the base salaries of its executive officers based on competitive market practices derived from comparisons with companies of similar size in similar industries. The approach is to target base salary levels around the 50th percentile of such data. Actual pay decisions are based on performance, responsibility, future potential and experience of the individual executive. The Compensation Committee exercised its judgment based on all the factors described. No specific formula was applied to determine the value of each criterion, and, once established, base salary generally does not vary with the Company’s performance. Nonetheless, during 2002, the Company implemented a 10% decrease in base salary for all executive officers (and certain other employees).

•	Cash-Based Incentives. During 2002, Company executive officers participated in a cash incentive program under which payment was contingent upon the achievement of specific Company-wide goals based on operating results and revenue performance. Because the Company did not achieve these goals, it paid no bonuses in 2002 to executive officers except to the Executive Vice President, Products, and Chief Technology Officer for generation of revenue and sales. In addition, the Committee approved payment in January 2003 of a $135,000 bonus to the Company’s Chief Financial Officer, payment of which was agreed to by the Company at the time Mr. Wetsel was hired.

•	Equity-Based Incentives. Each year, the Compensation Committee considers the grant of stock options to executives. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, shareholders and employees. Options are granted at exercise prices equal to the stock’s fair market value at the time of grant and, typically, have four-year vesting periods to encourage retention. The number of stock options that are granted to individual executives is based on demonstrated sustained performance and independent survey data reflecting competitive stock option practices. The option grants to our executive officers during 2002 are reflected in the “Option Grants” table on page 26. In early 2003, with respect to the current fiscal year, the Compensation Committee granted additional options to the executive officers as follows: Ms. Infante received an option to purchase 224,000 shares and each of Messrs. Wetsel, Butters and Barnett received an option to purchase 100,000 shares.

CEO Compensation

      Base Salary. In 2002, Ms. Infante was subject to the 10% reduction in base salary described above. As a result, her base salary during the year was $405,000.

      Cash-Based Incentives. Based on the Company’s financial performance in fiscal 2002, the Compensation Committee decided not to award Ms. Infante any cash-based incentives during or with respect to the year.

      Equity-Based Incentives. During 2002, Ms. Infante was granted options to purchase an aggregate of 224,000 shares of common stock. In early 2003, with respect to our current fiscal year, Ms. Infante was granted an option to purchase an additional 224,000 shares of our common stock.

      Employment Agreement and Change of Control Agreement. As described more fully above in the section entitled “Certain Relationships and Management Agreements”, the Committee approved the Company’s entering into an employment agreement with Ms. Infante in February 2003. The Committee concluded that it was appropriate to enter into this agreement with her as a result of several factors, including the Company’s successful completion of the Company’s preferred stock financing in January 2003, that Ms. Infante’s base salary had been reduced during 2002, that she received no increase in base salary with respect to 2003 and that she received no cash-based bonuses for 2002. In addition, the Committee also approved renewal of Ms. Infante’s Change of Control Agreement, as described below under “Change of Control Agreements” and in more detail above in the section entitled “Certain Relationships and Management Agreements”.

Change of Control Agreements

      As described more fully above in the section entitled “Certain Relationships and Management Agreements”, the Committee approved the renewal of Change of Control Agreements with executive officers in February 2003. In connection with such renewal and in light of current Company financial and other conditions, the Committee determined to reduce the benefits under these agreements so that in the event of involuntary termination of employment in connection with certain change of control transactions involving the Company, the officers would be entitled to up to 18 months of continued salary and other benefits rather than 24 months.

Deductibility of Executive Compensation

      In making compensation decisions affecting the executive officers, the Compensation Committee considers and to the extent practicable and to the extent permitted by applicable law intends to maximize the Company’s ability to deduct under applicable federal corporate income tax law compensation payments made to executives.

COMPENSATION COMMITTEE

Barry Ariko (Chair)
Donald P. Casey
Norman A. Fogelsong

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2002, the Compensation Committee consisted of Messrs. Casey, Ariko, and Fogelsong. None of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during the year requiring disclosure under Item 402(j) of Regulation S-K of the Securities and Exchange Commission.

      The Company entered into a consulting agreement with board member Barry M. Ariko effective November 29, 2001 prior to his being elected to the Board of Directors. Pursuant to the terms of the agreement, Mr. Ariko provided advisory services to the Company during 2002. Although the agreement specified a minimum of $30,000 to be paid to Mr. Ariko for advisory services, the Company paid Mr. Ariko only $2,375 in December 2001, $10,750 during 2002, and $2,500 in February 2003. This consulting agreement has terminated and no further amounts will be paid thereunder.

AUDIT COMMITTEE REPORT

      During the fiscal year 2002, the Audit Committee of the Board of Directors of Aspect Communications Corporation (the “Company”) was composed of three independent directors. The members of the Audit Committee during the fiscal year 2002 were Christopher B. Paisley, John W. Peth and David B. Wright. In January of 2003 the Audit Committee was expanded to include one additional member, Barry Rand. Each of the other three Audit Committee members continue to serve on the Audit Committee. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the Board of Directors on January 26, 2001, which charter was filed on April 2, 2001 as an exhibit to the Company’s definitive proxy statement for the fiscal year 2000.

      The Audit Committee recommends to the Board of Directors the selection of an accounting firm to be engaged as the Company’s independent accountants. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

      On September 20, 2002, the Audit Committee dismissed the Company’s independent public accountants, Deloitte & Touche LLP and appointed the accounting firm of KPMG LLP as independent public accountants for the Company. During the prior two fiscal years and through the date of dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. The reports of Deloitte & Touche LLP on the financial statements of the Company for the prior two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company had not consulted with KPMG LLP during the prior two fiscal years or through September 20, 2002 regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion KPMG LLP might render on the Company’s financial statements.

      The Audit Committee held fourteen meetings during the fiscal year 2002. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and our independent public accountants.

      Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2002 with management and the independent accountants.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, KPMG LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from the Company.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ASPECT COMMUNICATIONS CORPORATION:

Christopher B. Paisley (Chair)
John W. Peth
A. Barry Rand
David B. Wright

AUDITOR FEES

      The aggregate fees billed by KPMG LLP and their respective affiliates (collectively, “KPMG”), our current principal accountants, and Deloitte & Touche LLP and their respective affiliates (collectively, “D&T”), our former principal accountants, for professional services rendered for fiscal 2002 and 2001 are as follows:

			Audit-
			Related			All Other
	Amount	Audit Fees	Fees	Tax Fees		Fees

2002
KPMG	$698,315	$658,711	$0	$0		$39,604	(a)
D&T	$551,063	$518,503	$21,950 (b)	$44,010	(c)	$0

Total fees billed 2002	$1,249,378	$1,143,814	$21,950	$44,010		$39,604
2001
D&T	$830,073	$581,302	$12,500 (d)	$230,131	(e)	$6,140	(f)

(a)	relates to clerical and bookkeeping services for a foreign subsidiary that is immaterial to the consolidated financial statements prior to KPMG’s engagement as the independent auditor. No such services were provided subsequent to KPMG’s engagement.

(b)	includes fees for due diligence in connection with the Series B preferred stock financing of $7,950 and FAS 133 fees of $14,000.

(c)	includes fees for tax compliance and planning of $38,450 and international tax return preparation fees of $5,560.

(d)	fees related to our stock option exchange program.

(e)	includes fees for international tax return preparation and tax examination support of $178,401 and international tax planning fees of $51,730.

(f)	fees related to a royalty audit.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

COMPANY STOCK PRICE PERFORMANCE

      The following graph compares cumulative total shareholder returns for the Company during the preceding five years to the JP Morgan H&Q Technology Index, the S&P 500 Information Technology Index, and the Nasdaq Stock Market U.S. Index.

	December 31,

	1997(a)	1998	1999	2000	2001	2002

Aspect Communications Corporation	100.00	82.61	187.36	38.55	18.58	13.60
JP Morgan H&Q Technology Index(b)	100.00	155.54	347.38	224.57	155.23	N/A
S&P Information Technology Index	100.00	178.14	318.42	188.18	139.50	87.31
Nasdaq Stock Market U.S. Index	100.00	140.99	261.48	157.42	124.89	86.33

(a)	Assumes that the value of the investment in Aspect Communications Corporation common stock and each index was $100 on December 31, 1997, and that all dividends were reinvested.

(b)	Beginning 2002, the JP Morgan H&Q Technology Index ceased to exist. In future filings, the JP Morgan H&Q Technology Index will not be included.

INCORPORATION BY REFERENCE

      The Reports of the Compensation Committee and the Audit Committee (including reference therein to the independence of the Committee members), and the Company Stock Price Performance Graph, all set forth above, are not deemed filed with the U.S. Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or except to the extent that the Company specifically incorporates such information by reference in any such filing.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were satisfied.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than December 16, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting. If the Company is not notified of a shareholder proposal by March 1, 2004, then the proxies held by management of the Company provide discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement. Shareholders wishing to submit proposals or nominations of persons to serve as directors should notify the Company at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer) of their desire to do so.

OTHER MATTERS

      The Company knows of no other matters to be submitted to shareholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
ASPECT COMMUNICATIONS CORPORATION

April 7, 2003

ASPECT COMMUNICATIONS CORPORATION

1999 EQUITY INCENTIVE PLAN

(as amended April 7, 2003, further subject to shareholder approval)

     1.     Purposes of the Plan. The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company’s business. Options granted under the Plan may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Awards may also be granted under the Plan.

     2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Award” means any Option or Stock Award that the Administrator grants under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means one or more committees or subcommittees appointed by the Board to administer the Plan in accordance with Section 4 below.

(i) “Common Stock” means the Common Stock of the Company.

(j) “Company” means Aspect Communications Corporation, a California corporation.

(k) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services.

(l) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent(s), Subsidiaries, Affiliates or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of Continuous Service Status.

(m) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

(n) “Director” means a member of the Board.

(o) “Employee” means any person (including, if appropriate, any Named Executive, Officer or Director) employed by the Company or any Parent or Subsidiary of the Company. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing sales price on the last preceding trading date from which such quotation exists shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

(s) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x) “Optioned Stock” means the Common Stock subject to an Option.

(y) “Optionee” means an Employee or Consultant who receives an Option.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means any holder of one or more Options or Stock Awards, or the Shares issuable or issued upon exercise of such Options or Stock Awards, granted under the Plan.

(bb) “Plan” means this 1999 Equity Incentive Plan, as amended from time to time.

(cc) “Reporting Person” means an Officer, Director or greater than 10% shareholder of the Company within the meaning of Rule 16a-2 of the Exchange Act, who is required to file reports pursuant to Rule 16a-3 of the Exchange Act.

(dd) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ff) “Stock Awards” means rights to acquire or be issued Shares of Common Stock granted pursuant to Section 11 below.

(gg) “Stock Award Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms, conditions and restrictions applicable a Stock Award granted under the Plan and includes any documents attached to or incorporated into such Stock Award Agreement.

(hh) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj) “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

     3.     Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 6,450,000 Shares of Common Stock; provided however that no more than 500,000 Shares may be sold or issued pursuant to Stock Awards granted pursuant to Section 11 below. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Award should expire or become unexercisable for any reason without having been exercised or the Shares subject thereto otherwise having been issued in full, the unpurchased or unissued Shares that were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award, or to satisfy any withholding taxes due with respect to such exercise or issuance, shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan.

     4.     Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board; provided however that Plan shall be administered in a way that complies with the Applicable Laws. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options to Employees and Consultants.

(b) Administration with respect to Reporting Persons. With respect to Options granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan;

(ii) to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii) to determine whether and to what extent Awards are granted;

(iv) to determine the number of shares of Common Stock to be covered by each such Award granted;

(v) to approve forms of Option Agreement or Stock Award Agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when an Award may be exercised (which may be based on performance criteria), the vesting and/or exercisability schedule, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Shares issued or issuable upon exercise of such Award, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine when and under what circumstances an Option may be settled in cash under Section 10(g) instead of Common Stock;

(viii) to make any amendments or adjustments to any Award that the Administrator determines, in its discretion and under the authority granted to it under the Plan, to be necessary or advisable, provided however that no amendment or adjustment to an Award that would materially and adversely affect the rights of any Participant shall be made without the prior written consent of the Participant;

(ix) to construe and interpret the terms of the Plan and awards granted under the Plan; and

(x) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(e) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

     5.     Eligibility.

(a) Recipients of Grants. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options and Stock Awards may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6.     Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7.     Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided however that the term of an Option shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of such Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.     Limitation on Grants to Employees. Subject to adjustment as provided in Section 14 below, the maximum number of Shares which may be subject to Options granted to any one Employee under this Plan for any fiscal year of the Company shall be 750,000; provided however that, in the case of Options granted to a newly-hired Employee as an inducement to his or her entering into an employment or other service arrangement with the Company or a Subsidiary or Parent, the maximum number of Shares which may be subject to such Options shall be 1,000,000.

     9.     Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option granted to any person, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to merger or other corporate transaction.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) cancellation of indebtedness;

(4) other Shares that (i) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, (5) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the company of the amount required to pay the exercise price and any applicable withholding taxes, (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the bests interests of the Company at such time.

     10.     Exercise of Option.

(a) Exercisability.

(i) General. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan, and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv) Procedures for and Results of Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v) Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

(b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee’s Continuous Service Status for any reason other than the Optionee’s death, disability or retirement, such Optionee may, but only within ninety (90) days (or such other period of time, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was vested in the Optioned Stock at the date of such termination. To the extent that the Optionee was not vested in the Optioned Stock at the date of such termination, or if the Optionee does not exercise the Option to the extent so vested within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(c) Disability of Optionee. Notwithstanding Section 10(b) above, in the event of termination of an Optionee’s Continuous Service Status as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may, but only within twelve (12) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she was vested in the Optioned Stock at the date of such termination. To the extent that the Optionee was not vested in the Optioned Stock at the date of termination, or if the Optionee does not exercise the Option to the extent so vested within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(d) Death of Optionee. Notwithstanding Section 10(b) above, in the event of the death of an Optionee:

(i) during the term of the Option where the Optionee is at the time of his or her death an Employee or Consultant of the Company and only if the Optionee shall have been in Continuous Service Status since the date of grant of the Option, then the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have vested in the Optioned Stock had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitation set forth in Section 5(b); or

(ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Service Status, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was vested in the Optioned Stock at the date of termination.

(e) Retirement of Optionee. Notwithstanding Section 10(b) above, in the event of termination of an Optionee’s Continuous Service Status as a result of his or her retirement after reaching the age of at least 62 years, such Optionee may, but only within twelve (12) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she was vested in the Optioned Stock at the date of such termination. To the extent that the Optionee was not vested in the Optioned Stock at the date of termination, or if the Optionee does not exercise the Option to the extent so vested within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(f) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Service Status from the periods set forth in Sections 10(b), 10(c), 10(d) or 10(e) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(g) Buy-Out Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

11. Stock Awards.

(a) General Terms. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the Stock Award is granted. Such terms, conditions and restrictions may (but need not) include, without limitation, conditions requiring the Participant to purchase the Shares underlying the Stock Award at such price as is determined by the Administrator, restrictions on transfer, vesting provisions, forfeiture provisions and provisions permitting the Company to repurchase shares subject to the Stock Award.

(b) Stock Award Agreements. Each Stock Award granted under the Plan shall be evidenced by a Stock Award Agreement between the recipient and the Company. Such Agreement, and the Shares issued or to be issued pursuant to the Award, shall be subject to all applicable terms of the Plan and of the Stock Award Agreement. The provisions of the various Stock Award Agreements entered into under the Plan need not be identical.

(c) Vesting. If an Award is granted subject to forfeiture, vesting and/or repurchase provisions or restrictions, the Administrator may, in its discretion, accelerate in whole or in part the schedule governing such vesting provisions or the lapsing of such restrictions or otherwise provide for the waiver of any such provisions or restrictions under such circumstances and subject to such conditions as it deems appropriate, consistent with the terms of the Plan. The certificates evidencing Shares subject to such provisions and restrictions, although issued in the name of the Participant, shall be held by the Company or a third party designated by the Administrator in escrow to enforce such provisions and restrictions.

(d) Rights as a Stockholder. Once Shares are issued under the Plan pursuant to a Stock Award, whether or not such Shares are subject to vesting conditions or other forfeiture or repurchase provisions, the Participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her ownership of the Shares is entered upon the records of the duly authorized transfer agent of the Company. The holders of Shares issued under a Stock Award shall have the same voting, dividend and other rights as the Company’s other stockholders. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

     12.     Taxes.

(a) As a condition of the grant, vesting or exercise of an Award granted under the Plan, the Participant (or in the case of a Participant’s death, the person exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from the Employee’s compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Award.

(c) In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise. For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Award by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date on the date of surrender equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise.

(e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

     13.     Non-Transferability of Awards. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided that the Administrator may in its discretion grant transferable Nonstatutory Stock Options or Stock Awards pursuant to Option Agreements or Stock Award Agreements specifying (i) the manner in which such Nonstatutory Stock Options or Stock Awards are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

     14.     Adjustments Upon Changes in Capitalization, Corporate Transactions, Change of Control and Certain Other Transactions.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Award, the numbers of Shares set forth in Section 3 above (that is, both of the specific Share numbers set forth in the first sentence of Section 3 above), the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the maximum numbers of Shares of Common Stock for which Awards may be granted to any Employee under Section 8 above (that is, both of the specific Share number set forth in Section 8 above), as well as the price per Share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock (including any change in the number of Shares of Common Stock effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Award shall terminate immediately prior to the consummation of the transaction, unless otherwise provided by the Administrator.

(c) Corporate Transactions; Change of Control. In the event of a Corporate Transaction, each outstanding Award shall be assumed or an equivalent award shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation (such entity, the “Successor Corporation”), unless the Successor Corporation does not agree to such assumption or substitution, in which case such Awards shall terminate upon the consummation of the transaction. Notwithstanding the preceding sentence, in the event of a Change of Control, each outstanding Award shall be assumed or an equivalent award substituted by the Successor Corporation, unless the Successor Corporation does not agree to such assumption or substitution, in which case, the vesting of each Award shall accelerate and each Award shall become exercisable in full (including with respect to Shares as to which an Option would not otherwise be vested and exercisable) prior to consummation of the transaction at such time and on such conditions as the Administrator shall determine. To the extent an Award is not exercised prior to consummation of a Change of Control in which the vesting of Awards is being accelerated, such Award shall terminate upon such consummation and the Administrator shall notify the Participant of such fact at least five (5) days prior to the date on which the Award terminates.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each Participant would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in this Section 14); provided however that if the consideration received in the transaction is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the Successor Corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Award to reflect the effect of such distribution.

     15.     Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award or such other date as is determined by the Administrator; provided however that in the case of an Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     16.     Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration, suspension, discontinuance or termination (other than an adjustment made pursuant to Section 14(a) above) shall be made that would materially and adversely affect the rights of any Participant under any outstanding grant, without his or her consent. Notwithstanding the above, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such as degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

     17.     Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the

Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

     As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     18.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19.     Award Agreement. Awards shall be evidenced by Award agreements in such form as the Administrator shall from time to time approve.

     20.     Shareholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. To the extent shareholder approval is required by the Applicable Laws and is not obtained, all Awards issued under the Plan that are subject to such approval shall become void. In addition, the Company shall obtain shareholder approval prior to reducing the exercise price of any Award to the then current Fair Market Value. Such shareholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ASPECT COMMUNICATIONS CORPORATION

2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Aspect Communications Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 7, 2003, and hereby appoints Beatriz V. Infante and Gary A. Wetsel, or either of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Aspect Communications Corporation to be held on May 22, 2003, at 4:00 p.m. at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS, FOR THE AMENDMENT AND
RESTATEMENT OF THE 1999 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

INSTRUCTIONS FOR VOTING YOUR PROXY

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING

This method of voting is available for principal, association and travelers cheque members located in the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4017, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on May 21, 2003.

INTERNET VOTING

Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on May 21, 2003.

VOTING BY MAIL

Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

1.	Election of Directors.

Nominees: (01) Barry M. Ariko; (02) Donald P. Casey; (03) Norman A. Fogelsong; (04) Beatriz V. Infante; (05) Christopher B. Paisley; (06) John W. Peth; (07) David B. Wright.

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR ALL NOMINEES ☐

WITHHELD FROM ALL NOMINEES ☐

2.     Approval of amendment and restatement of the 1999 Equity Incentive Plan to reserve an additional 2,500,000 shares of common stock for issuance thereunder, to permit stock awards to be granted under the Plan, and to increase the annual limit of the number of shares that may be granted subject to options under the Plan to any one employee during a single year to 1,000,000 shares in the case of a newly-hired employee and to 750,000 shares in the case of any other employee.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.     Ratification of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:	Date: